Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Joe Hassett	Katie Nicolai
Senior Vice President	Account Executive
Gregory FCA	Gregory FCA
610-228-2110	610-228-2128
joeh@gregcomm.com	katien@gregcomm.com

USA Technologies and Executive Management Team Extend Employment Agreements

Leadership’s Agreements Extended Through June 2014

MALVERN, PA, April 15, 2011 -- USA Technologies, Inc. (NASDAQ: USAT), a leader in wireless, small-ticket cashless transactions, today announced the extension of employment agreements for the Company’s executive leadership team.

Employment agreements for George R. Jensen, Jr., Chairman and Chief Executive Officer, Stephen P. Herbert, President and Chief Operating Officer, and David M. DeMedio, Chief Financial Officer, have been extended through June 2014.  The leadership team that has driven USA Technologies’ growth and success throughout the economic downturn and positioned the Company to capitalize on the growing wireless, small-ticket, cashless payment industry will continue to lead the Company.

In recognition of each of Messrs. Jensen, Herbert and DeMedio’s dedicated and valuable service to the Company and extending the term of their employment agreements, the Company will issue 125,000 shares of Common Stock to Mr. Jensen, 75,000 shares of Common Stock to Mr. Herbert, and 25,000 shares of Common Stock to Mr. DeMedio. The shares would vest over a two year period.

Jack E. Price, Chairman of the USA Technologies’ Compensation Committee, said, “George Jensen, Steve Herbert, and Dave DeMedio have deftly steered USA Technologies through the recession while positioning the Company as a leader in the small-ticket wireless cashless transactions market. As such, their collective ‘intellectual property’ is one of the Company’s most valuable assets and I believe is essential for our continued success. The Company believes that this market is now poised for continued growth, so it is appropriate that we extend the employment agreements of these three executives so that their leadership and management talent is available to the Company.”

Mr. Price continued, “Earlier this week, USA Technologies announced a monthly processing record of 7.5 million small-ticket transactions representing $12.2 million in transaction processing volume, equating to almost $150 million of annualized processing volume. I do not believe that there is any other company in the small ticket transaction space that is generating this kind of transaction processing volume. I personally commend Messrs. Jensen, Herbert, and DeMedio, and look forward to working with them in the coming years.”

Pursuant to its processing agreements with its customers, the Company earns transaction processing fees equal to a percentage of the dollar volume processed by the Company, which are included as licensing and transaction processing revenues in its statement of operations. The Company’s transaction processing volume is not necessarily indicative of the gross profit or any other financial results of the Company. The Company’s financial results for the quarter and nine months ended March 31, 2011 will be reported in the Company’s Form 10-Q which the Company anticipates filing with the Securities and Exchange Commission by no  later than May 13, 2011.

About USA Technologies:
USA Technologies is a leader in wireless, small ticket cashless, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has been granted 79 patents and has agreements with AT&T, Visa, Compass and others. Visit our website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; whether the Company’s customers continue to operate or commence operating ePorts shipped to such customers under the Jumpstart program or otherwise at levels currently anticipated by the Company; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to obtain widespread commercial acceptance of it products; and whether the Company's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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